SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

March 17, 2005

NEXICON, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-30244	13-3389415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Gold Avenue SW, Suite 1000, Albuquerque, NM	87102
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(505) 248-0000

CYCO.NET, INC.
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 17, 2005, Nexicon, Inc. (the “Company”) agreed to repurchase 15 million shares of the Company’s common stock held by Robert Demson in exchange for all right, title, and interest that the Company has in agreements associated with the “SatSecure” technology and to the tradenames “Orion Security Services, Inc.”, “OSSI”,  “Ossi-Secure”, “SatSecure”, “SatWatch” and “RECON 9000” (collectively, “Tradenames”) and all equipment, computers and furniture valued at approximately $15,213.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

Exhibit	Description	Location
Exhibit 99.1	Re-purchase Agreement between Nexicon, Inc. and Robert Demson, dated March 17, 2005	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

Date: March 28, 2005	Nexicon, inc.

By: /s/ Richard A. Urrea
Name: Richard A. Urrea
Title: President